EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Community Capital Bancshares, Inc. of our report dated April 7, 2006 relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-KSB for the year ended December 31, 2005.

                            /s/ Mauldin & Jenkins, LLP

                            MAULDIN & JENKINS, LLP

Albany, Georgia
June 29, 2006